EXHIBIT 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TransEnterix, Inc.

Morrisville, North Carolina

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 27, 2019, relating to the consolidated financial statements and the effectiveness of TransEnterix, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Raleigh, North Carolina

April 26, 2019